As filed with the Securities and Exchange Commission on
                        April     , 1997
                                         Registration No.    333-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                    HOMESTAKE MINING COMPANY
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      Delaware                1041               94-2934609
  (State of Other      (Primary Standard      (I.R.S. Employer
  Jurisdiction of          Industrial          Identification
  Incorporation or    Classification Code          Number)
   Organization)            Number)
                      650 California Street
              San Francisco, California 94108-2788
                         (415) 981-8150
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           Wayne Kirk
     Vice President, General Counsel and Corporate Secretary
                    Homestake Mining Company
                      650 California Street
              San Francisco, California 94108-2788
                         (415) 981-8150
    (Name, address, including zip code, and telephone number,
           including area code, of agent for service)
                         with copies to:
                       Michelle L. Johnson
              Thelen, Marrin, Johnson & Bridges LLP
               Two Embarcadero Center, Suite 2100
                 San Francisco, California 94111
Approximate date of commencement of proposed sale to the public:
FROM TIME TO TIME AFTER THE  EFFECTIVE DATE OF THIS REGISTRATION
                           STATEMENT.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered solely in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

                 CALCULATION OF REGISTRATION FEE


                                Proposed
                                 Maximum  Proposed
  Title of Each      Amount to  Offering   Maximum
    Class of            be        Price   Aggregate     Amount of
   Securities       Registered  Per Unit  Offering     Registration
to be Registered       (1)        (2)     Price (2)      Fee (3)

Common stock,       20,000,000  $14.875  $297,500,000  $90,151.52 (3)
$1.00 par value (4) shares (3)

(1) The amount registered is in United States dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(2)  Estimated   solely  for  the  purpose  of  determining   the
     registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended ("Securities Act").

(3) The 20,000,000 shares of Common Stock to be registered on this Registration Statement were previously registered on a Registration Statement on Form S-4 (Regis. No. 333-19303), and are being carried forward and included in this Registration Statement pursuant to Rule 429 under the Securities Act. The Registrant paid a registration fee of $665,308.67 on January 6, 1997 in connection with the original registration of 148,220,666 shares of Common Stock on the Registration Statement on Form S-4, none of which have been sold. Accordingly, no registration fee has been paid herewith.
(4) Each share of Common Stock includes one Right to be issued in certain circumstances pursuant to the Rights Agreement dated October 16, 1987, between Homestake and the First National Bank of Boston, as Rights Agent. Also registered hereby are such additional and indeterminable number of shares as may become issuable due to adjustments for changes resulting from stock splits, stock dividends and similar events.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

               LEGEND FOR PRELIMINARY PROSPECTUSES

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED , 1997

PROSPECTUS


                        20,000,000 SHARES
                    HOMESTAKE MINING COMPANY
                  COMMON STOCK, $1.00 PAR VALUE

     Homestake Mining Company ("Homestake") may offer and sell from time to time shares of Common Stock, $1.00 par value
("Common Stock").

     The specific terms of the particular offering of Common Stock in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus ("Prospectus Supplement"), which will describe the number of shares of Common Stock offered, the initial offering price, and market price and dividend information.

     The  Common  Stock is listed on the New York Stock  Exchange
(the "NYSE") under the symbol "HM." Any Common Stock offered pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.

     The Common Stock may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Common Stock in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Common Stock unless accompanied by a Prospectus Supplement.




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY
                     IS A CRIMINAL OFFENSE.


             The date of this Prospectus is  , 1997

                      AVAILABLE INFORMATION

     Homestake is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Homestake has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock and the associated rights to purchase Preferred Stock pursuant to the Rights Agreement dated October 16, 1987, between Homestake and The First National Bank of Boston, as Rights Agent (the "Rights Agreement"). The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed by Homestake with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov. In addition, the Common Stock is listed on the NYSE, and material filed by Homestake may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, a portion of which has been omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the exhibits thereto for further information.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The  following  documents  filed  with  the  Commission   by
Homestake (File No. 1-8736) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     1. Homestake's Annual Report on Form 10-K for the year ended December 31, 1996;

     2.     Homestake's  Current  Reports  on  Form  8-K,   dated
January  15,  January  21, February  3, February  7, February 10,
February 18, February 28, March 7, and March 10, 1997;

     3. The description of the Common Stock contained in Homestake's Registration Statement on Form S-4 (No. 33-48526) filed on June 10, 1992, including any amendment or report filed for the purpose of updating such description; and

     4. The description of the Homestake Rights contained in Homestake's Registration Statement on Form 8-A dated October 16,
1987.

     All  documents  and reports filed by Homestake  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the date of its respective Special Meeting will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, any such statement will not be deemed to constitute a part of this Prospectus.

         DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     Certain statements contained in this Prospectus, as amended and supplemented, and certain documents incorporated by reference herein that are not statements of historical fact are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such forward looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. Forward looking statements include statements preceded by the words "anticipate," "believe," "estimate," "expect," "intend," "will" and similar expressions. Estimates of reserves, future production and future cash costs per ounce of gold-equivalent production are also forward looking statements.

     Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Certain important factors and assumptions that could cause actual results to differ materially from those expressed or implied by any forward looking statements ("Cautionary Statements") will be included in a Prospectus Supplement describing the specific terms of a particular offering of Common Stock.

                            HOMESTAKE

     Homestake Mining Company is a Delaware corporation incorporated in 1983 as the parent holding company to a California corporation, which has been engaged in the gold mining business since 1877. Homestake is one of the largest North American-based gold mining companies. Operations of Homestake include mineral exploration, extraction, processing and refining. Gold bullion, Homestake's principal product, is produced in the United States, Canada, Australia and Chile. Ore and concentrates containing gold and silver from the Eskay Creek and Snip mines in Canada are sold directly to smelters.

     The Common Stock is listed on the NYSE under the symbol "HM," on the Swiss Stock Exchange (Basel, Geneva and Zurich) and on the Australian Stock Exchange Limited. Homestake's principal executive offices are located at 650 California Street, San Francisco, California 94108-2788 (telephone number: (415) 981-
8150).

                         USE OF PROCEEDS

     Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds received by Homestake from the sale of any Common Stock offered hereby will be used for working capital and general corporate purposes, including acquisitions and repayment of indebtedness. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

                  DESCRIPTION OF CAPITAL STOCK

     GENERAL

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, Homestake's Restated Certificate of Incorporation, as amended, and the Rights Agreement.

     Homestake's   Restated  Certificate  of  Incorporation,   as
amended, currently authorizes the issuance of 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

     COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and non-assessable. Under Delaware Law, stockholders generally are not liable for a corporation's debts or obligations solely as a result of their status as stockholders.

     Holders of Common Stock are entitled to one vote per share on all matters requiring a vote of stockholders. Homestake does not have cumulative voting and, as a result, the holders of a majority of Common Stock represented at a meeting of stockholders and entitled to vote in an election of directors are able to elect all directors to be elected at the meeting.

     Homestake   has  a  classified  Board  of  Directors,   with
approximately one-third of the directors elected each year for a term of three years. During their term of office, Homestake's directors may only be removed from office for cause.

     The Homestake Common Stock is not redeemable and does not have conversion or pre-emptive rights.

     Holders of Common Stock are entitled to receive dividends when and as declared by the Homestake Board of Directors from funds legally available therefor, subject to the dividend rights of holders of any Preferred Stock that may be issued in the future.

     PREFERRED STOCK

     Preferred Stock may be issued in one or more series in the discretion of the Homestake Board of Directors, with such rights, preferences and privileges as to dividends, voting rights, conversion rights, liquidation preferences and redemption provisions as the Homestake Board of Directors may in its discretion establish at the time of creation of such series.

     HOMESTAKE RIGHTS AGREEMENT

     Pursuant to the Rights Agreement, each Right entitles the holder thereof to purchase 1/100th of a share of Homestake Series
A Participating Cumulative Preferred Stock at a price of $75, subject to adjustment (the "Purchase Price").

     The Rights are not exercisable until the "Distribution Date" and will expire on November 2, 1997 (the "Expiration Date"), unless they are earlier redeemed by Homestake. The Distribution Date is defined to be the earlier of (i) the tenth day after the first public disclosure that a person or group, together with affiliates or associates (the "Acquiring Person") acquired or obtained the right to acquire beneficial ownership of 20% or more of the issued and outstanding Common Stock (an "Acquisition Date") and (ii) the tenth day after the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for 20% or more of the issued and outstanding Common Stock.

     In the event that, following the Distribution Date, Homestake is acquired in any merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred to a publicly traded corporation, each Right will entitle its holder to purchase for the Purchase Price the number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event that Homestake is acquired in any merger or other business combination or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred to an entity that is not a publicly traded corporation, each Right will entitle its holder to purchase for the Purchase Price, at such holder's option
(i) that number of shares of such entity which at the time of transaction would have a book value of twice the Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, the number of shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

     In the event an Acquiring Person (i) acquires beneficial ownership of 30% or more of the shares of Common Stock outstanding, unless such Common Stock is acquired pursuant to an all cash tender offer for all Common Stock outstanding and all other classes or series of shares of Homestake issued and outstanding or (ii) engages in one or more "self dealing" transactions with Homestake (a "Triggering Event"), the rights will entitle each holder to purchase, for the Purchase Price, Preferred Stock equivalent to the number of shares of Common Stock which at the time of the transaction would have a market value of twice the Purchase Price.

     In the event that Homestake merges with an Acquiring Person and Homestake is the surviving corporation and all of the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged (an "Affiliate Transaction"), each Right will entitle its holder to purchase, for the Purchase
Price, that number of shares of Common Stock which at the time of the transaction would have a market value of twice the Purchase Price.

     Any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Acquisition Date, beneficially owed by an Acquiring Person will become null and void upon the occurrence of an Affiliate Transaction or a Triggering Event and any holder of any such Right will be unable to exercise any such right after the occurrence of an Affiliate Transaction or Triggering Event.

     The Homestake Board of Directors may redeem the Rights at any time prior to the earliest of the tenth day following the Acquisition Date, the occurrence of a Triggering Event or the Expiration Date for cash or securities equivalent to $0.01 per Right.

     Until a Right is exercised, the holder will have no rights as a stockholder of Homestake with respect to the shares purchasable upon exercise of the Right.

                      PLAN OF DISTRIBUTION

     Homestake may offer and sell shares of Common Stock from time to time through agents, to or through underwriters, through dealers or directly to purchasers. The Prospectus Supplement with respect to the shares of Common Stock to be offered will set forth the terms of the offering, including (i) the name or names of any underwriters, dealers or agents, (ii) the offering price,
(iii) the proceeds to Homestake from such sale, (iv) any underwriting discounts and commissions or other amounts constituting underwriters' or agents' compensation, and (v) any securities exchange or automated quotation system on which the Common Stock may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Common Stock may be solicited by agents designated by Homestake from time to time. Any such agent involved in the offer or sale of the Common Stock will be named, and any commissions payable by Homestake to such agent will be set forth, in the applicable Prospectus Supplement. Any such agent may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Common Stock so offered and sold.

     If shares of Common Stock are sold by means of an underwritten offering, Homestake will execute an underwriting agreement with one or more underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the shares of Common Stock. If underwriters are utilized in the sale of the Common Stock, the Common Stock will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Common Stock, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of shares of Common Stock will be obligated to purchase all of such shares if any are purchased.

     If a dealer is utilized in the sale of Common Stock, Homestake will sell such shares of Common Stock to the dealer as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter (as that term is defined in the Securities Act) of the Common Stock so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase shares of Common Stock may be solicited directly by Homestake directly to institutional investors and others who may be deemed to be underwriters (as that term is defined in the Securities Act) with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Shares of Common Stock may be sold directly by Homestake or through agents designated by Homestake from time to time at fixed prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the shares of Common Stock with respect to which this Prospectus is delivered will be named, and any commissions payable by Homestake to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of the shares of Common Stock, underwriters or agents may receive compensation from Homestake or from purchasers of shares for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of such shares may be deemed to be underwriters and any discounts or commissions received by them from Homestake and any profit on the resale of such by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     Agents,  underwriters  and dealers  may  be  entitled  under
relevant   agreements  to  indemnification  or  contribution   by
Homestake against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may engage in transactions with or perform services for Homestake in the ordinary course of business.

                          LEGAL MATTERS

     The validity of the shares of Common Stock will be passed upon for Homestake by Thelen, Marrin, Johnson & Bridges LLP, San
Francisco, California.

                             EXPERTS

     The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of income, shareholders' equity and cash flows for each of the years in the period ending December 31, 1996 incorporated by reference in this Prospectus, have been incorporated herein in reliance of the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   No  dealer, salesperson  or
other    person    has    been
authorized   to    give    any
information  or  to  make  any
representations   other   than
those   contained   in    this
Prospectus in connection  with         20,000,000 SHARES
the   offer   and   sale    of
securities made hereby, and if      HOMESTAKE MINING COMPANY
given     or    made,     such
information or representations            COMMON STOCK
must  not  be relied  upon  as
having   been  authorized   by
Homestake.    This  Prospectus
does  not constitute an  offer
of  any securities other  than
those  to which it relates  or
an  offer or a solicitation in
any jurisdiction to any person
to  whom  it is not lawful  to
make     such     offer     or
solicitation      in      such             PROSPECTUS
jurisdiction.    Neither   the
delivery  of  this Prospectus,
nor   any   distribution    of
securities   made    hereunder
shall,        under        any
circumstances,   create    any
implication that there has not
been a change in the facts set
forth in this Prospectus or in
the affairs of Homestake since
the  date  hereof or that  the                           , 1997
information  contained  herein
is  correct  as  of  any  time
subsequent to the date hereof.

      TABLE OF CONTENTS
                          Page

Available Information        2
Incorporation of Certain
 Information
 by Reference                2
Disclosure Regarding Forward-
 Looking
 Statements                  3
Homestake                    4
Use of Proceeds              4
Description of Capital Stock 4
Plan of Distribution         6
Legal Matters                7
Experts                      7

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

       The estimated fees payable by Homestake in connection with the issuance and registration of the Common Stock are as follows:

       SEC Registration Fee                  $  90,152
       Accounting Fees and Expense              10,000
       Legal Fees and Expenses                  10,000
       Listing Fees                             70,000
       Miscellaneous                            19,848

       TOTAL                                 $ 200,000

Item 15.  Indemnification of Officers and Directors.

     Article XVII of Homestake's Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), limiting the personal monetary liability of directors for breach of fiduciary duties as a director. Delaware Law provides that such a provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to Homestake or its stockholders, (ii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the Delaware Law permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against and liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not Homestake would have the power to indemnify such persons against such liabilities under the provisions of such section. Homestake has purchased such insurance. Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnifications or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XIV, Section 8, of the By-laws of Homestake provides that Homestake must indemnify directors and officers to the fullest extent permitted by the Delaware Law.

Item 16.  Exhibits.

     Exhibit
     Number Description

     1      Form of Underwriting Agreement*

     4 Rights Agreement dated October 16, 1987, between Homestake and The First National Bank of Boston, as Rights Agent (incorporated by reference to Homestake's Registration Statement on Form 8-A dated October 16, 1997)

     5 Opinion of Thelen, Marrin, Johnson & Bridges LLP as to the legality of the Common Stock

     23     Consents of Experts and Counsel

     23.1      Consent  of Thelen, Marrin, Johnson & Bridges  LLP
               (included in Exhibit 5)

     23.2      Consent of Coopers & Lybrand L.L.P.

     24 Powers of Attorney (included on the signature pages to this Registration Statement)

     ______________________
     *To be filed by amendment

Item 17.  Undertakings.

       (a)  The undersigned registrant hereby undertakes:

             (1)  To  file, during any period in which offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
registration statement;

                 (i)   To  include  any  prospectus  required  by
      Section 10(a)(3) of the Securities Act of 1933;

                (ii)   To reflect in the prospectus any facts  or
      events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the
      aggregate,   represent   a  fundamental   change   in   the
      information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii)  To include  any material information  with
      respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in one or more periodic reports filed with or furnished  to  the  Commission  by  Homestake  pursuant  to
      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (i)  That:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant   to  the  requirements  of  the  Securities   Act,
Homestake has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on
this  27th   day of March, 1997.


                               Homestake Mining Company,
                               a Delaware corporation


                               By: /s/     WAYNE KIRK
                                 Wayne Kirk
                                 Vice President, General
                                 Counsel and Corporate Secretary


                        POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Gene G. Elam, Wayne Kirk and Jack E. Thompson, and each of them severally acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement, and to sign any registration for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, necessary or advisable to enable Homestake to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this registration statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March   27 , 1997        /s/      JACK E. THOMPSON
                               Jack E. Thompson
                               Director, President and Chief
                               Executive Officer

Date: March  27 , 1997         /s/      GENE G. ELAM
                               Gene G. Elam
                               Vice President, Finance and Chief
                               Financial
                               Officer

Date: March  27 , 1997         /s/      DAVID W. PEAT
                               David W. Peat
                               Vice President, Controller and
                               Chief Accounting
                               Officer

Date: March  27 , 1997         /s/      M. NORMAN ANDERSON
                               M. Norman Anderson
                               Director

Date: March  27 , 1997         /s/      ROBERT H. CLARK
                               Robert H. Clark
                               Director

Date: March  27 , 1997         /s/      HARRY M. CONGER
                               Harry M. Conger
                               Director and Chairman of the
                               Board

Date: March  27 , 1997         /s/      G. ROBERT DURHAM
                               G. Robert Durham
                               Director

Date: March  27 , 1997         /s/      DOUGLAS W. FUERSTENAU
                               Douglas W. Fuerstenau
                               Director

Date: March  27 , 1997         /s/      HENRY G. GRUNDSTEDT
                               Henry G. Grundstedt
                               Director

Date: March  27 ,  1997        /s/WILLIAM A. HUMPHREY
                               William A. Humphrey
                               Director

Date: March  27 ,  1997        /s/ROBERT K. JAEDICKE
                               Robert K. Jaedicke
                               Director

Date:
                               John Neerhout, Jr.
                               Director

Date: March  27 ,  1997        /s/STUART T. PEELER
                               Stuart T. Peeler
                               Director

Date: March  27 , 1997         /s/CAROL A. RAE
                               Carol A. Rae
                               Director

Date: March  27 , 1997         /s/BERNE A. SCHEPMAN
                               Berne A. Schepman
                               Director

                          EXHIBIT INDEX

     Exhibit
     Number Description

     1      Form of Underwriting Agreement*

     4 Rights Agreement dated October 16, 1987, between Homestake and The First National Bank of Boston, as Rights Agent (incorporated by reference to Homestake's Registration Statement on Form 8-A dated October 16, 1997)

     5 Opinion of Thelen, Marrin, Johnson & Bridges LLP as to the legality of the Common Stock

     23     Consents of Experts and Counsel

     23.1      Consent  of Thelen, Marrin, Johnson & Bridges  LLP
               (included in Exhibit 5)

     23.2      Consent of Coopers & Lybrand L.L.P.

     24 Powers of Attorney (included on the signature pages to this Registration Statement)

     ______________________
     *To be filed by amendment